Exhibit 23.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 8-K Amendment 1, of our audit report dated December 12, 2014 relative to the financial statements of Select-TV Solutions (USA), INC., as of April 30, 2014 and 2013 and for each of the two years then ended.

\s\ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, FL

December 12, 2014